Exhibit 99.1

For immediate release	For More Information: J. Bruce Hildebrand, Executive Vice President 325.627.7155

FIRST FINANCIAL BANKSHARES ANNOUNCES FOURTH QUARTER EARNINGS

RESULTS AND 29th YEAR OF CONSECUTIVE EARNINGS GROWTH

ABILENE, Texas, January 28, 2016 – First Financial Bankshares, Inc. (NASDAQ: FFIN) today reported earnings for the fourth quarter of 2015 of $25.19 million, up 11.53 percent compared with earnings of $22.59 million in the same quarter last year. Basic earnings per share were $0.38 for the fourth quarter of 2015 compared with $0.35 in the same quarter a year ago.

All amounts for the fourth quarter and year ended December 31, 2015, include the results of the asset purchase of 4Trust Mortgage, Inc. on May 31, 2015, and the acquisition of First Bank, N.A., Conroe, Texas, on July 31, 2015. As of the acquisition date, First Bank had total gross loans of $252.46 million and total deposits of $356.75 million.

Net interest income for the fourth quarter of 2015 increased 15.81 percent to $58.00 million compared with $50.08 million in the same quarter of 2014. The net interest margin, on a taxable equivalent basis, was 4.16 percent compared to 4.13 percent in the third quarter of 2015 and 4.08 percent in the same quarter last year. Included in interest income for the fourth quarter of 2015 was $761 thousand, or five basis points in net interest margin, related to discount accretion from fair value accounting related to the Conroe and Orange acquisitions.

The provision for loan losses was $4.18 million in the fourth quarter of 2015 compared with $2.66 million in the third quarter of 2015 and $755 thousand in the fourth quarter of 2014. The continued provision for loan losses in 2015 and 2014 reflects the overall growth in loans and continued levels of nonperforming and classified assets, including those related to the oil and gas industry. Nonperforming assets as a percentage of loans and foreclosed assets totaled 0.89 percent at December 31, 2015, compared with 0.69 percent at September 30, 2015, and 0.74 percent at December 31, 2014. Classified loans totaled $149.43 million at December 31, 2015, compared to $112.12 million at September 30, 2015, and $72.98 million at December 31, 2014. At December 31, 2015, loans with oil and gas industry exposure totaled 2.9% of gross loans, down slightly from 2014 year-end balances. These loans comprised $34.51 million of the classified loan totals and $5.40 million of the nonperforming loan totals. In addition, $1.37 million in charge offs was related to these oil and gas loans for the quarter ended December 31, 2015.

Noninterest income increased 13.26 percent in the fourth quarter of 2015 to $19.28 million compared with $17.02 million in the same quarter a year ago. Trust fees increased $92 thousand to $4.96 million in the fourth quarter of 2015 compared with $4.87 million in the same quarter last year, primarily due to continued growth in the fair value of Trust assets managed to $3.87 billion from $3.76 billion a year ago. This growth offset a $392 thousand decline in Trust oil and gas fee income in the fourth quarter of 2015 compared to the same quarter a year ago. ATM, interchange and credit card fees increased 10.01 percent to $5.65 million compared with $5.14 million in the same quarter last year due to continued growth in net new accounts and debit cards. Real estate mortgage fees increased 84.25 percent in the fourth quarter of 2015 to $3.09 million compared with $1.68 million in the same quarter a year ago, primarily resulting from a stronger mortgage market and the asset purchase of 4Trust Mortgage, Inc.

Included in noninterest income in the fourth quarter of 2015 was a loss on sale of assets totaling $809 thousand, primarily due to an impairment charge on our Orange branch office related to our pending sale/gift in 2016 to the City of Orange. This transaction will allow us to construct a smaller, state-of-the-art facility to better serve our customers.

Noninterest expense for the fourth quarter of 2015 totaled $40.34 million compared to $36.44 million in the fourth quarter of 2014. The Company’s efficiency ratio in the fourth quarter of 2015 was 48.38 percent compared with 50.58 percent in the same quarter last year. The increase in noninterest expense in the fourth quarter of 2015 was primarily a result of an increase in salary and employee benefit costs, primarily driven by the addition of employees in compliance-related areas, the addition of 4Trust Mortgage Inc. and First Bank employees and annual pay increases. In addition, legal, tax and professional fees for the fourth quarter of 2015 increased $674 thousand over the same quarter in 2014, primarily related to increased legal fees.

For the year ended December 31, 2015, net income increased 12.08 percent to $100.38 million from $89.56 million in 2014, marking 2015 as the 29th consecutive year of earnings increases for the Company. Basic earnings per share in 2015 rose to $1.55 from $1.40 in the previous year.

Net interest income increased 11.92 percent for the year to $217.54 million from $194.36 million a year ago. The provision for loan losses for 2015 totaled $9.69 million compared with $4.47 million in 2014. Noninterest income was $73.43 million in 2015 compared with $66.62 million in 2014. Noninterest expense rose to $149.46 million in 2015 compared with $137.93 million a year ago.

As of December 31, 2015, consolidated assets for the Company totaled $6.67 billion compared with $5.85 billion a year ago. Loans totaled $3.35 billion at year end compared with loans of $2.94 billion a year ago. Total deposits grew 9.26 percent to $5.19 billion at December 31, 2015, compared to $4.75 billion a year ago. Shareholders’ equity rose to $804.99 million as of December 31, 2015, compared with $681.54 million in the prior year.

“We are proud to report the 29th consecutive year of increased earnings and note that the Company surpassed $100 million in net income for the first time in its history,” said F. Scott Dueser, Chairman, President and CEO. “We owe this success to the tireless efforts of our personnel and the tremendous support of our directors and our customers. Going forward, we will continue to search for opportunities to maximize our efficiencies and increase shareholder value. In light of the current depressed oil and gas prices, we continue to be more aggressive in closely monitoring our loans to ensure that we have adequate loan loss reserves.”

About First Financial Bankshares

Headquartered in Abilene, Texas, First Financial Bankshares is a financial holding company that through its subsidiary, First Financial Bank, N.A., operates multiple banking regions with 70 locations in Texas including Abilene, Acton, Albany, Aledo, Alvarado, Beaumont, Boyd, Bridgeport, Brock, Burleson, Cisco, Cleburne, Clyde, Conroe, Cut and Shoot, Decatur, Eastland, Fort Worth, Glen Rose, Granbury, Grapevine, Hereford, Huntsville, Keller, Magnolia, Mauriceville, Merkel, Midlothian, Mineral Wells, Montgomery, Moran, New Waverly, Newton, Odessa, Orange, Port Arthur, Ranger, Rising Star, Roby, San Angelo, Southlake, Stephenville, Sweetwater, Tomball, Trent, Trophy Club, Vidor, Waxahachie, Weatherford, Willis, and Willow Park. The Company also operates First Financial Trust & Asset Management Company, N.A., with nine locations and First Technology Services, Inc., a technology operating company.

The Company is listed on The NASDAQ Global Select Market under the trading symbol FFIN. For more information about First Financial Bankshares, please visit our website at http://www.ffin.com.

*****

Certain statements contained herein may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company’s management, as well as assumptions made beyond information currently available to the Company’s management, and may be, but not necessarily are, identified by such words as “expect”, “plan”, “anticipate”, “target”, “forecast” and “goal”. Because such “forward-looking statements” are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company’s expectations include competition from other financial institutions and financial holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. Other key risks are described in the Company’s reports filed with the Securities and Exchange Commission, which may be obtained under “Investor Relations-Documents/Filings” on the Company’s Web site or by writing or calling the Company at 325.627.7155. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.

FIRST FINANCIAL BANKSHARES, INC.

CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

(In thousands, except share and per share data)

	As of
	2015				2014
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
ASSETS
Cash and due from banks	$179,140	$133,340	$149,524	$142,233	$190,387
Interest-bearing deposits in banks	89,936	4,268	18,179	18,275	54,324
Interest-bearing time deposits in banks	3,495	4,491	5,456	9,170	17,002
Fed funds sold	3,810	2,790	5,720	5,460	8,760
Investment securities	2,734,177	2,737,639	2,729,408	2,689,640	2,416,297
Loans	3,350,593	3,288,422	2,967,768	2,938,707	2,937,991
Allowance for loan losses	(41,877)	(40,420)	(38,999)	(37,828)	(36,824)

Net loans	3,308,716	3,248,002	2,928,769	2,900,879	2,901,167
Premises and equipment	115,712	116,803	104,495	104,358	103,000
Goodwill	139,971	139,655	96,632	94,882	94,882
Other intangible assets	4,478	4,641	2,407	2,310	2,477
Other assets	85,635	76,016	74,646	58,165	59,906

Total assets	$6,665,070	$6,467,645	$6,115,236	$6,025,372	$5,848,202

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$1,745,952	$1,720,383	$1,574,745	$1,600,807	$1,570,330
Interest-bearing deposits	3,444,217	3,376,900	3,152,674	3,236,200	3,179,925

Total deposits	5,190,169	5,097,283	4,727,419	4,837,007	4,750,255
Borrowings	615,675	500,903	621,155	401,898	367,110
Other liabilities	54,240	77,425	65,469	80,219	49,300
Shareholders’ equity	804,986	792,034	701,193	706,248	681,537

Total liabilities and shareholders’ equity	$6,665,070	$6,467,645	$6,115,236	$6,025,372	$5,848,202

	Quarter Ended
	2015				2014
	Dec 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
INCOME STATEMENTS
Interest income	$59,047	$57,163	$53,344	$52,069	$51,121
Interest expense	1,046	1,065	1,008	970	1,039

Net interest income	58,001	56,098	52,336	51,099	50,082
Provision for loan losses	4,177	2,664	1,554	1,290	755

Net interest income after provision for loan losses	53,824	53,434	50,782	49,809	49,327
Noninterest income	19,280	20,446	17,809	15,897	17,023
Noninterest expense	40,342	39,973	35,204	33,943	36,435

Net income before income taxes	32,762	33,907	33,387	31,763	29,915
Income tax expense	7,570	8,021	8,080	7,766	7,328

Net income	$25,192	$25,886	$25,307	$23,997	$22,587

PER COMMON SHARE DATA
Net income – basic	$0.38	$0.40	$0.39	$0.37	$0.35
Net income – diluted	0.38	0.40	0.39	0.37	0.35
Cash dividends declared	0.16	0.16	0.16	0.14	0.14
Book Value	12.20	12.01	10.93	11.01	10.63
Market Value	$30.17	$31.78	$34.64	$27.64	$29.88
Shares outstanding – end of period	65,990,234	65,942,155	64,156,302	64,142,812	64,089,921
Average outstanding shares – basic	65,940,127	65,335,457	64,148,356	64,122,965	64,075,334
Average outstanding shares – diluted	66,105,098	65,501,697	64,354,720	64,298,896	64,316,815

PERFORMANCE RATIOS
Return on average assets	1.53%	1.61%	1.67%	1.64%	1.57%
Return on average equity	12.54	13.63	14.38	14.00	13.34
Net interest margin (tax equivalent)	4.16	4.13	4.07	4.11	4.08
Efficiency ratio	48.38	48.44	46.46	47.01	50.58

	Year Ended Dec 31,
	2015	2014
INCOME STATEMENTS
Interest income	$221,623	$198,539
Interest expense	4,088	4,181

Net interest income	217,535	194,358
Provision for loan losses	9,685	4,465

Net interest income after provision for loan losses	207,850	189,893
Noninterest income	73,432	66,624
Noninterest expense	149,464	137,925

Net income before income taxes	131,818	118,592
Income tax expense	31,437	29,033

Net income	$100,381	$89,559

PER COMMON SHARE DATA
Net income – basic	$1.55	$1.40
Net income – diluted	1.54	1.39
Cash dividends declared	0.62	0.55
Book Value	12.20	10.63
Market Value	$30.17	$29.88
Shares outstanding – end of period	65,990,234	64,089,921
Average outstanding shares – basic	64,892,934	64,047,803
Average outstanding shares – diluted	65,068,030	64,308,535

PERFORMANCE RATIOS
Return on average assets	1.61%	1.65%
Return on average equity	13.60	14.00
Net interest margin (tax equivalent)	4.12	4.20
Efficiency ratio	47.61	49.24

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Quarter Ended
	2015				2014
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$40,420	$38,999	$37,828	$36,824	$36,388
Loans charged off	(3,110)	(1,477)	(943)	(509)	(670)
Loan recoveries	390	234	560	223	351

Net recoveries (charge-offs)	(2,720)	(1,243)	(383)	(286)	(319)
Provision for loan losses	4,177	2,664	1,554	1,290	755

Balance at end of period	$41,877	$40,420	$38,999	$37,828	$36,824

Allowance for loan losses / period-end loans	1.25%	1.23%	1.31%	1.29%	1.25%
Allowance for loan losses / nonperforming loans	143.70	183.39	228.20	196.04	178.06
Net charge-offs / average loans (annualized)	0.33	0.16	0.05	0.04	0.04

SUMMARY OF LOAN CLASSIFICATION
Special Mention	$40,576	$43,284	$47,409	$30,874	$19,453
Substandard	108,813	68,772	48,317	46,775	53,388
Doubtful	37	62	43	99	141

Total classified loans	$149,426	$112,118	$95,769	$77,748	$72,982

NONPERFORMING ASSETS
Nonaccrual loans	$28,601	$21,788	$16,854	$18,935	$20,195
Accruing troubled debt restructured loans	199	204	172	177	226
Accruing loans 90 days past due	341	49	64	184	260

Total nonperforming loans	29,141	22,041	17,090	19,296	20,681
Foreclosed assets	627	701	1,045	1,081	1,035

Total nonperforming assets	$29,768	$22,742	$18,135	$20,377	$21,716

As a % of loans and foreclosed assets	0.89%	0.69%	0.61%	0.69%	0.74%
As a % of end of period total assets	0.45	0.35	0.30	0.34	0.37

CAPITAL RATIOS
Tier 1 risk-based	15.90%	15.73%	16.25%	16.23%	16.05%
Total risk-based	16.97	16.78	17.36	17.35	17.16
Tier 1 leverage	9.96	9.96	9.84	9.85	9.89
Equity to assets	12.08	12.25	11.47	11.72	11.65

	Quarter Ended
	2015				2014
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
NONINTEREST INCOME
Trust fees	$4,961	$4,818	$4,740	$4,731	$4,869
Service charges on deposits	4,730	4,653	4,021	3,768	4,287
ATM, interchange and credit card fees	5,651	5,794	5,445	4,969	5,137
Real estate mortgage fees	3,088	3,742	2,098	1,482	1,676
Net gain (loss) on sale of available-for-sale securities	51	136	239	5	—
Net gain (loss) on sale of foreclosed assets	528	28	(49)	30	100
Net gain (loss) on sale of assets	(809)	(11)	(4)	5	(6)
Other noninterest income	1,080	1,286	1,319	907	960

Total noninterest income	$19,280	$20,446	$17,809	$15,897	$17,023

NONINTEREST EXPENSE
Salaries and employee benefits, excluding profit sharing	$20,647	$20,007	$17,865	$17,023	$16,302
Profit sharing expense	1,265	1,641	1,308	1,242	1,516
Loss from partial settlement of pension plan	—	—	—	—	2,909
Net occupancy expense	2,674	3,050	2,394	2,197	2,296
Equipment expense	3,218	3,114	2,992	2,899	2,695
FDIC insurance premiums	837	819	749	748	689
ATM, interchange and credit card expenses	1,540	1,509	1,609	1,725	1,875
Legal, tax and professional fees	2,037	1,497	1,701	1,697	1,363
Audit fees	359	444	372	381	279
Printing, stationery and supplies	617	594	471	596	676
Amortization of intangible assets	199	200	72	90	64
Advertising and public relations	1,481	1,564	1,484	1,353	1,515
Correspondent bank service charges	239	238	225	222	222
Other noninterest expense	5,229	5,296	3,962	3,770	4,034

Total noninterest expense	$40,342	$39,973	$35,204	$33,943	$36,435

TAX EQUIVALENT YIELD ADJUSTMENT	$6,111	$5,984	$5,635	$5,213	$4,934

	Year Ended Dec. 31,
	2015	2014
NONINTEREST INCOME
Trust fees	$19,252	$18,766
Service charges on deposits	17,171	16,910
ATM, interchange and credit card fees	21,860	19,427
Real estate mortgage fees	10,409	6,511
Net gain (loss) on sale of available-for-sale securities	432	(4)
Net gain (loss) on sale of foreclosed assets	538	904
Net gain (loss) on sale of assets	(820)	10
Other noninterest income	4,590	4,100

Total noninterest income	$73,432	$66,624

NONINTEREST EXPENSE
Salaries and employee benefits, excluding profit sharing	$75,544	$65,132
Profit sharing expense	5,455	5,324
Loss from partial settlement of pension plan	—	2,909
Net occupancy expense	10,314	9,100
Equipment expense	12,222	10,740
FDIC insurance premiums	3,153	2,725
ATM, interchange and credit card expenses	6,384	6,870
Legal, tax and professional fees	6,934	5,307
Audit fees	1,555	1,418
Printing, stationery and supplies	2,278	2,637
Amortization of intangible assets	561	275
Advertising and public relations	5,883	5,946
Correspondent bank service charges	925	887
Other noninterest expense	18,256	18,655

Total noninterest expense	$149,464	$137,925

TAX EQUIVALENT YIELD ADJUSTMENT	$22,942	$19,130

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Three Months Ended Dec. 31, 2015			Three Months Ended Sept. 30, 2015
	Average Balance	Tax Equivalent Interest	Yield / Rate	Average Balance	Tax Equivalent Interest	Yield / Rate
Interest-earning assets:
Fed funds sold	$5,769	$4	0.31%	$8,334	$8	0.40%
Interest-bearing deposits in nonaffiliated banks	32,937	33	0.40	42,083	33	0.31
Taxable securities	1,352,555	7,170	2.12	1,372,834	7,296	2.13
Tax exempt securities	1,408,410	16,305	4.63	1,376,119	16,021	4.66
Loans	3,309,685	41,646	4.99	3,161,229	39,789	4.99

Total interest-earning assets	6,109,356	$65,158	4.23%	5,960,599	$63,147	4.20%
Noninterest-earning assets	427,018			402,174

Total assets	$6,536,374			$6,362,773

Interest-bearing liabilities:
Deposits	$3,391,514	$882	0.10%	$3,295,411	$932	0.11%
Fed funds purchased and other borrowings	575,861	164	0.11	572,431	133	0.09

Total interest-bearing liabilities	3,967,375	$1,046	0.10%	3,867,842	$1,065	0.11%
Noninterest-bearing liabilities	1,772,060			1,741,319
Shareholders’ equity	796,939			753,612

Total liabilities and shareholders’ equity	$6,536,374			$6,362,773

Net interest income and margin (tax equivalent)		$64,112	4.16%		$62,082	4.13%

	Three Months Ended June 30, 2015			Three Months Ended Mar. 31, 2015
	Average Balance	Tax Equivalent Interest	Yield / Rate	Average Balance	Tax Equivalent Interest	Yield / Rate
Interest-earning assets:
Fed funds sold	$10,391	$10	0.37%	$6,767	$5	0.27%
Interest-bearing deposits in nonaffiliated banks	34,633	40	0.47	89,798	75	0.34
Taxable securities	1,425,744	7,398	2.08	1,333,073	7,808	2.34
Tax exempt securities	1,294,809	15,108	4.67	1,191,772	13,973	4.69
Loans	2,954,502	36,423	4.94	2,931,805	35,420	4.90

Total interest-earning assets	5,720,079	$58,979	4.14%	5,553,215	$57,281	4.18%
Noninterest-earning assets	351,223			363,211

Total assets	$6,071,302			$5,916,426

Interest-bearing liabilities:
Deposits	$3,177,999	$902	0.11%	$3,221,552	$927	0.12%
Fed funds purchased and other borrowings	558,367	106	0.08	388,213	42	0.04

Total interest-bearing liabilities	3,736,366	$1,008	0.11%	3,609,765	$969	0.11%
Noninterest-bearing liabilities	1,628,847			1,611,430
Shareholders’ equity	706,089			695,231

Total liabilities and shareholders’ equity	$6,071,302			$5,916,426

Net interest income and margin (tax equivalent)		$57,971	4.07%		$56,312	4.11%

	Three Months Ended Dec. 31, 2014
	Average Balance	Tax Equivalent Interest	Yield / Rate
Interest-earning assets:
Fed funds sold	$5,975	$4	0.30%
Interest-bearing deposits in nonaffiliated banks	118,244	110	0.37
Taxable securities	1,246,632	7,370	2.36
Tax exempt securities	1,091,723	13,078	4.79
Loans	2,889,951	35,492	4.87

Total interest-earning assets	5,352,525	$56,054	4.15%
Noninterest-earning assets	358,395

Total assets	$5,710,920

Interest-bearing liabilities:
Deposits	$3,043,612	$989	0.13%
Fed funds purchased and other borrowings	373,785	49	0.05

Total interest-bearing liabilities	3,417,397	$1,038	0.12%
Noninterest-bearing liabilities	1,621,819
Shareholders’ equity	671,704

Total liabilities and shareholders’ equity	$5,710,920

Net interest income and margin (tax equivalent)		$55,016	4.08%

	Year Ended Dec. 31, 2015			Year Ended Dec. 31, 2014
	Average Balance	Tax Equivalent Interest	Yield / Rate	Average Balance	Tax Equivalent Interest	Yield / Rate
Interest-earning assets:
Fed funds sold	$7,814	$27	0.35%	$8,412	$31	0.37%
Interest-bearing deposits in nonaffiliated banks	49,686	181	0.36	66,681	339	0.51
Taxable securities	1,371,110	29,673	2.16	1,173,725	28,402	2.42
Tax exempt securities	1,318,531	61,407	4.66	1,045,304	50,657	4.85
Loans	3,090,538	153,277	4.96	2,786,011	138,240	4.96

Total interest-earning assets	5,837,679	$244,565	4.19%	5,080,133	$217,669	4.28%
Noninterest-earning assets	386,125			348,450

Total assets	$6,223,804			$5,428,583

Interest-bearing liabilities:
Deposits	$3,272,150	$3,642	0.11%	$2,905,734	$3,883	0.13%
Fed funds purchased and other borrowings	524,365	446	0.08	397,738	298	0.07

Total interest-bearing liabilities	3,796,515	$4,088	0.11%	3,303,472	$4,181	0.13%
Noninterest-bearing liabilities	1,689,000			1,485,367
Shareholders’ equity	738,289			639,744

Total liabilities and shareholders’ equity	$6,223,804			$5,428,583

Net interest income and margin (tax equivalent)		$240,477	4.12%		$213,488	4.20%